UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

May 11, 2015 (May 7, 2015)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of stockholders was held on May 7, 2015.

(b)	(i) The stockholders elected all of the Company’s nominees for director as follows:

Name of Director	Shares For	Shares Against	Broker Non-Votes

Nick S. Stanage	75,053,184	4,318,515	9,418,307
Joel S. Beckman	76,862,877	2,509,518	9,418,307
Lynn Brubaker	69,525,490	9,848,113	9,418,307
Jeffrey C. Campbell	75,772,145	3,600,010	9,418,307
Cynthia M. Egnotovich	78,714,375	659,365	9,418,307
W. Kim Foster	76,630,833	2,742,569	9,418,307
Thomas A. Gendron	78,995,686	375,437	9,418,307
Jeffrey A. Graves	74,721,070	4,649,349	9,418,307
Guy C. Hachey	78,252,090	1,117,818	9,418,307
David C. Hill	77,521,647	1,848,195	9,418,307
David L. Pugh	78,771,132	598,687	9,418,307

(ii) The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
75,934,777	3,319,804	138,546	9,418,307

(iii) The stockholders ratified the appointment of PricewaterhouseCoopers LLP as Hexcel’s independent registered public accounting firm for 2015 as follows:

For	Against	Abstain
82,558,658	6,186,182	66,594

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 11, 2015
/s/ Ira J. Krakower

Ira J. Krakower
Senior Vice President, General Counsel & Secretary

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